                                                                  Exhibit 24.1

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lee R. Mitau, Richard A. Zona and David J. Parrin, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of First Bank System, Inc., and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

         Signature                   Title                         Date
         ---------                   -----                         ----


  /s/ John F. Grundhofer       Director, Chairman,            January 17, 1996
  -----------------------      President and
      John F. Grundhofer       Chief Executive Officer
                               (principal executive officer)

  /s/ Richard A. Zona          Vice Chairman and              January 19, 1996
  -----------------------      Chief Financial Officer
      Richard A. Zona          (principal financial officer)


  /s/ David J. Parrin
  -----------------------      Senior Vice President          January 22, 1996
      David J. Parrin          and Controller
                               (principal accounting
                               officer)

  /s/ Roger L. Hale
  -----------------------      Director                       January 17, 1996
      Roger L. Hale


  /s/ Delbert W. Johnson
  -----------------------      Director                       January 17, 1996
      Delbert W. Johnson
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           Signature                      Title               Date
           ---------                      -----               ----


/s/ Norman M. Jones                      Director        January 17, 1996
---------------------------------
         Norman M. Jones


/s/ John H. Kareken                      Director        January 17, 1996
---------------------------------
         John H. Kareken


/s/ Richard L. Knowlton                  Director        January 17, 1996
---------------------------------
       Richard L. Knowlton



---------------------------------        Director                  , 1996
         Jerry W. Levin                                  ----------


/s/ Kenneth A. Macke                     Director        January 17, 1996
---------------------------------
         Kenneth A. Macke


/s/ Marilyn C. Nelson                    Director        January 17, 1996
---------------------------------
         Marilyn C. Nelson


/s/ Edward J. Phillips                   Director        January 17, 1996
---------------------------------
        Edward J. Phillips


/s/ James J. Renier                      Director        January 17, 1996
---------------------------------
         James J. Renier


/s/ S. Walter Richey                     Director        January 17, 1996
---------------------------------
        S. Walter Richey


/s/ Richard L. Robinson                  Director        January 17, 1996
---------------------------------
       Richard L. Robinson


/s/ Richard L. Schall                    Director        January 17, 1996
---------------------------------
        Richard L. Schall


/s/ Lyle E. Schroeder                    Director        January 17, 1996
---------------------------------
        Lyle E. Schroeder